BY-LAWS

                                       OF

                   ACME TELEVISION LICENSES OF MISSOURI, INC.

                                    * * * * *

                                   ARTICLE I

                                    Offices

           The principal office of the corporation in the State of Missouri shall be located in St. Louis County, St. Louis, Missouri. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.

           The registered office of the corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  Shareholders

           SECTION 1. ANNUAL MEETINGS: The annual meetings of the shareholders shall be held at such time as shall be set by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If

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the day fixed for the annual  meeting  shall be a legal  holiday,  such  meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

           SECTION 2. SPECIAL MEETINGS: Special meetings of the shareholders may be called by the Chairman and Chief Executive Officer, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

           SECTION 3. PLACE OF MEETING: The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. The shareholders may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting, and may include the same in a waiver of notice of any meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Missouri, except as otherwise provided in Section 5 of this article.

           SECTION 4. NOTICE OF MEETINGS: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for

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which the meeting is called,  shall be delivered not less than ten nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman and Chief Executive Officer, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

           If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

           SECTION 5. MEETINGS OF ALL SHAREHOLDERS: If all of the shareholders shall meet at any time and place, either within or without the State of Missouri, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.

           SECTION 6. Closing of Transfer Books or Fixing of Record Date: The Board of Directors of the corporation may close its stock transfer books for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when

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any change or  reconversion  or exchange of shares  shall be  effective,  as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange or shares; and the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the  meeting  are  signed  and  delivered  to  the  corporation  by  all  of the
shareholders  of  record  at  the  time  the  meeting  is  convened,   only  the
shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

           SECTION 7. VOTINGS LISTS: At least ten days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall

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make a  complete  list of the  shareholders  entitled  to vote at such  meeting, arranged in alphabetical order with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

           SECTION 8. QUORUM: A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a date not longer than ninety (90) days from the date originally set for such meeting.

           SECTION 9. PROXIES: At all meeting of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the

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meeting.  No proxy shall be valid after  eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

           SECTION 10. VOTING OF SHARES: Subject to the provisions of Section 12, each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

           SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

           Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

           Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

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           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

           SECTION 12. CUMULATIVE VOTING: In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

           SECTION 13. INFORMAL ACTION BY SHAREHOLDERS: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III

                                   Directors

           SECTION  1.  GENERAL   POWERS:   The  business  and  affairs  of  the
corporation shall be managed by or under the direction of its Board of Directors.

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            SECTION 2. NUMBER, ELECTION AND TERM: The number of directors of the first Board of Directors shall be four (4). Thereafter the number of directors shall be fixed from time to time by resolution of the Board of Directors. Each director shall be elected at the first annual meeting of the shareholders, and annually thereafter, for a term of one year, and each of whom shall hold office until his successor has been elected and has qualified.

           SECTION 3. REGULAR MEETINGS: A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all directors.

           SECTION 4. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by or at the request of the Chairman and Chief Executive Officer or by any two directors.

           The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

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           SECTION 5. NOTICE:  Notice of any special  meeting  shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram provided, however, that if the designated meeting place is without the State of Missouri, an additional five days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

           SECTION 6. QUORUM: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

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           SECTION 7. MANNER OF ACTING: The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors.

           SECTION 8. VACANCIES: In case of the death or resignation or disqualification of one or more of the directors, a majority of the survivors or remaining directors may fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy shall serve as such until the next annual meeting of the shareholders.

           SECTION 9. COMPENSATION: Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

           SECTION 1. NUMBER: The officers of the corporation shall be a Chairman and Chief Executive Officer, a Vice-Chairman, a President, one or more Vice Presidents (the

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number  thereof to be  determined  by the Board of  Directors),  a Treasurer,  a
Secretary and such other officers as may be elected in accordance with the provisions of this article. The Chairman and Chief Executive Officer shall be chosen from the members of the Board of Directors. The remaining officers of the corporation need not be chosen from the members of the Board, but they may be so chosen. The Board of Directors, by resolution, may create the offices of one or more assistant Treasurers and assistant Secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

           All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the by-laws, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

           SECTION 2. ELECTION AND TERM OF OFFICE: The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and

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shall have  qualified  or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

           SECTION 3. REMOVAL: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

           SECTION 4. VACANCIES: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

           SECTION 5. CHAIRMAN AND CHIEF EXECUTIVE OFFICER: The Chairman and Chief Executive Officer shall be the chief executive officer of the corporation. It shall be his duty to preside at all meetings of the shareholders and directors; to have general and active management of the business of the corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the Board. The Chairman and Chief Executive Officer shall:

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                  (i)  have  the general supervision and direction of the  other officers of the corporation and shall see that their duties are properly performed;

                 (ii) submit a report of the operations of the corporation for the year to the directors at their next meeting preceding the annual meeting of the shareholders and to the shareholders at their annual meeting; and

                (iii) be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of chairman of a corporation.

           SECTION 6. THE VICE CHAIRMAN: The Vice-Chairman shall act under the direction of the chairman and Chief Executive Officer and shall perform such other duties and exercise such other powers as the Chairman and Chief Executive Officer or the Board of Directors may from time to time prescribe.

           SECTION 7. PRESIDENT: The President shall be vested with all the powers and shall be required to perform all of the duties of the Chairman and Chief Executive Officer in his absence or disability, or in the event of any vacancy in the office of Chairman and Chief Executive Officer, and shall perform such other duties as may be prescribed by the

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Board of  Directors  and/or the  Chairman and Chief  Executive  Officer.  In the
absence or disability of the President, or in the event that the office of President shall be vacant, the Chairman and Chief Executive Officer shall assume any duties expressly assigned by the Board of Directors to the President.

           SECTION 8. THE TREASURER: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          SECTION 9. THE SECRETARY: The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates

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for shares prior to the issue  thereof and to all  documents,  the  execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

           SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES: The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Assistant Secretaries and Treasurers, as thereunto authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

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           SECTION 11.  SALARIES:  The salaries of the  officers  shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                   ARTICLE V

                     Contracts, Loans, Checks and Deposits

           SECTION 1. CONTRACTS: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

           SECTION 2. LOANS: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

           SECTION 3. CHECKS, DRAFTS, ETC.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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           SECTION  4.  DEPOSITS:  All funds of the  corporation  not  otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                   Certificates for Shares and Their Transfer

           SECTION 1. CERTIFICATES FOR SHARES: Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chairman and Chief Executive Officer, the President or any Vice President and by the Secretary, the Treasurer, or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the corporation.

           All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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          SECTION 2. TRANSFERS OF SHARES: Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

           The corporation, with the consent of all of its shareholders, has elected pursuant to Section 1362(a) of the Internal Revenue Code, to be an "S corporation", as defined in Section 1361(a)(1) of such Code. The corporation's shareholders are all parties to the Stockholder Agreement in which they have agreed not to transfer any of the shares of the corporation to any person or entity which would disqualify the Corporation as an "S corporation".

                                  ARTICLE VII

                                  Fiscal Year

           The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

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                                  ARTICLE VIII

                                   Dividends

           The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                                   ARTICLE IX

                                      Seal

           The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Missouri."

                                   ARTICLE X

                                Waiver of Notice

           Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The General and Business Corporation Act of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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                                   ARTICLE XI

               Indemnification of Officers and Directors against
                      Liabilities and Expenses in Actions

          SECTION 1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and if, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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          SECTION 2. The  corporation  may  indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employer or agent of another corporation,
partnership,   joint  venture,  trust  or  other  enterprise  against  expenses,
including   attorneys'  fees,  and  amounts  paid  in  settlement  actually  and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

           SECTION 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim,

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issue or matter therein,  he shall be indemnified  against  expenses,  including attorney's fees, actually and reasonably incurred by him in connection with the action suit, or proceeding.

          SECTION 4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

           SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

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           SECTION 6. The indemnification  provided by this section shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the articles of incorporation or by-laws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other sections of this article, including section 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either
(i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

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Nothing in this section 7 shall be deemed to limit the power of the  corporation under subsection 6 of this article to enact by-laws or to enter into agreements without shareholder adoption of the same.

          SECTION 8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                  ARTICLE XII

                                   Amendments

           These by-laws may be altered, amended or repealed and new by-laws may be adopted at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose. The Board of Directors may adopt emergency by-laws as provided by law.

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